UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BRAINSTORM CELL THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8133057
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Third Avenue, 34th Floor, New York, NY	10158
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00005 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-197347

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Brainstorm Cell Therapeutics Inc. is filing this Registration Statement on Form 8-A, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, in connection with its listing of shares of its common stock, par value $0.00005 per share (the “Common Stock”), on the NASDAQ Capital Market. The Common Stock has been approved for listing on the NASDAQ Capital Market under the symbol “BCLI.”

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.00005 per share, of Brainstorm Cell Therapeutics Inc., a Delaware corporation, to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the registrant’s registration statement on Form S-1 (File No. 333-197347), initially filed with the Securities and Exchange Commission on July 10, 2014, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. Any form of prospectus subsequently filed by Brainstorm Cell Therapeutics Inc. with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 24, 2014

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Tony Fiorino, MD, PhD
Name: Tony Fiorino, MD, PhD
Title: Chief Executive Officer